EXHIBIT 12

                             EMERSON ELECTRIC CO. AND SUBSIDIARIES
                       COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                     (Dollars in millions)

                                                            YEAR ENDED SEPTEMBER 30,
                                    ------------------------------------------------------------------------
                                        1996           1997           1998           1999           2000
                                    ------------    -----------    ----------    ------------   ------------
Earnings:
   Income before income taxes <F1>  $     1,611.3        1,821.7      2,002.3         2,064.0        2,212.9
   Fixed charges                            182.2          176.5        218.2           258.1          359.5
                                    -------------   ------------   ----------    ------------   ------------
      Earnings, as defined          $     1,793.5        1,998.2      2,220.5         2,322.1        2,572.4
                                    =============   ============   ==========    ============   ============
Fixed charges:
   Interest expense                 $       132.3          124.2        161.4           199.0          292.4
   One-third of all rents                    49.9           52.3         56.8            59.1           67.1
                                    -------------   ------------   ----------    ------------   ------------
      Total fixed charges           $       182.2          176.5        218.2           258.1          359.5
                                    =============   ============   ==========    ============   ============

Ratio of Earnings to Fixed Charges            9.8x          11.3x        10.2x            9.0x           7.2x
                                    =============   ============   ==========    ============   ============

<F1>
Represents income before income taxes and minority interests in the income of consolidated subsidiaries with fixed charges.

